LOAN AGREEMENT

This loan agreement (“Agreement”) is made this 9th day of April, 2018 by and Alerus Financial, N.A., a banking institution organized and existing under the laws of the United States, having an address of 2330 South Columbia Road, Grand Forks, North Dakota 58201 (“Bank”) and American Church Mortgage Company, a Minnesota corporation, having an address of 10400 Yellow Circle Drive, #102, Minnetonka, MN 55343 (“Borrower”), for the purposes of extending to the Borrower a Four Million ($4,000,000.00) Dollar credit accommodation on the terms and conditions set forth herein.

1.       Amount of Credit/Purpose. The Bank will make a credit accommodation to the Borrower from time to time during the one (1) year period beginning on the date of this Agreement in an aggregate amount not to exceed at any time outstanding Four Million ($4,000,000.00) Dollars (“Credit Accommodation”). This Credit Accommodation will be made as set forth herein.

The sole purpose of the Credit Accommodation is for working capital to enable Borrower to bridge the sale of mortgage bonds and investor’s certificates in the ordinary course of Borrower’s business.

2.       The Note. The Borrower's obligation to repay the loans made by the Bank as set forth herein will be evidenced by a promissory note of even date herewith made by the Borrower in favor of the Bank, in the original principal amount of Four Million ($4,000,000.00) Dollars (“Note”). The Note must be properly executed by the Borrower and be in form and substance acceptable to the Bank.

3.       Revolving Loan. The Bank agrees to make loans to the Borrower from time to time from and after the date of this Agreement in an aggregate amount not to exceed at any time outstanding Four Million ($4,000,000.00) Dollars (“Revolving Loan”). The Borrower may repay and reborrow pursuant to the terms and conditions of the Revolving Loan, as long as no borrowing causes that dollar limit to be exceeded and the Borrower is not otherwise in default hereunder. The Revolving Loan shall bear interest at the rate set forth in the Note. The rate of interest shall initially be determined as of the date of this Agreement and shall thereafter be adjusted as described in the Note. The unpaid principal and interest balance under the Revolving Loan shall be due and payable in full at loan maturity as set forth in the Note.

4. Advances and Payments. Each advance pursuant to the Revolving Loan shall be made on at least one (1) bank business days' prior written notice from the Borrower to the Bank or telephonic request from any person purporting to be authorized to request such advances on behalf of the Borrower, which notice or request shall specify the date of the requested advance and the amount thereof. The Bank may disburse the amount of the requested advance by crediting the same to the Borrower's demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall be obligated to repay all such advances notwithstanding the failure of the Bank to receive such confirmation and notwithstanding the fact that the person requesting same was not in fact authorized so to do. Any request for such an advance, whether written, electronic or telephonic, shall be deemed to be a representation that the statements set forth in this Agreement are correct. All payments of principal and interest under the Note (as

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defined herein) shall be made to the Bank in immediately available funds. Borrower agrees that the amount shown on the books and records of the Bank as being the aggregate amount of advances outstanding shall be prima facie evidence of the principal amount of the Note then outstanding. The Borrower hereby authorizes the Bank, if and to the extent payment is not promptly made pursuant hereto, to charge against the Borrower's account with the Bank an amount equal to the accrued interest and fees from time to time due and payable to the Bank pursuant to the Note or hereunder. Whenever any payment to be made hereunder or under a Note shall be stated to be due on a Saturday, Sunday or a holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time shall in such case be included in the computation of payment of interest on the Note hereunder.

2.       Security. The Note shall be secured by a Security Agreement (“Security Agreement”) executed by the Borrower granting the security interest in the following property of the Borrower: all inventory, all equipment, all accounts, all general intangibles, all fixtures and all other personal property of the Borrower (“Security Interest”). This property is more fully described in the Security Agreement which shall be executed by the Borrower at the time of execution of this Agreement. The Security Interest shall extend to property of the type described whether now owned or hereafter acquired.

3.       Documentation. The obligations of the Bank to make the loans hereunder is subject to the conditions precedent that the Bank shall have received on or before the day of execution of this Agreement all of the following documents, each dated (unless otherwise indicated) such day, in form and substance satisfactory to the Bank:

a.	The Note, properly executed on behalf of the Borrower.

b.	A certified copy of the resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement and the Note and other matters contemplated hereby.

c.	Copies of the Articles of Incorporation and Bylaws of the Borrower, certified by the Secretary of the Borrower as being true and correct copies thereof and signed copies of a certificate of the Secretary of the Borrower which shall certify the names of the officers of the Borrower authorized to sign other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of their officers, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretaries or Assistant Secretaries of the Borrower canceling or amending the prior certificate(s) and submitting the signatures of the officers named in such further certificate(s).

d.	The Security Agreement evidencing the Bank's security interests hereunder, properly executed on behalf of the Borrower.

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4.       Other Conditions/Loan Covenants. The obligations of the Bank hereunder are further expressly conditioned upon the following:

a.	Financial Statements. Financial statements of the Borrower shall be provided to the Bank within one-hundred (120) days of the Borrower' fiscal year end during each year that any part of the Revolving Loan remains unpaid, outstanding or available for advance. Furthermore, the Borrower shall provide the Bank with interim corporate financial statements to the Bank on a quarterly basis, within sixty (60) days of the end of each quarter.

i. In addition, upon the end of end of each calendar quarter, the Borrower shall provide the Bank with true and correct copies of Borrower’s aging and listing of all accounts receivable prepared in accordance with generally accepted accounting principles which itemizes each account debtor by name and addresses and which states the total amount payable to Borrower and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns or allowances.

ii. Borrower shall provide the Bank with true and correct copies of Borrower’s mortgage/bond loan reports in a form and manner acceptable to the Bank upon the end of each calendar quarter that any part of the Revolving Loan remains unpaid, outstanding or available for advance.

iii. Borrower shall provide the Bank such other documentation regarding the Borrower’s business and operations as the bank may reasonably request from time to time.

b.	Income Tax Returns. True and correct copies of the income tax returns of the Borrower shall be provided to the Bank within thirty (30) days of date of filing during each year during which any part of the Revolving Loan remains unpaid, outstanding or available for advance.

c.	Depository Relationship. The Borrower at all times during the term of the Revolving Loan shall maintain its primary banking depository relationship with the Bank.

d.	Loan Records. The Bank may maintain from time to time, at its discretion, liability records as to any and all loans made or repaid and interest accrued or repaid under this Agreement. All entries made on any such record shall be presumed correct until Borrower establishes the contrary. On demand by the Bank, Borrower will admit and certify in writing the exact principal balance which Borrower then asserts to be outstanding to the Bank for loans under this Agreement.

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e.	Bank's Attorneys' Fees and Costs. Borrower shall, on or before the execution hereof, reimburse Bank for all of Bank's attorneys' fees and costs incurred by the Bank in drafting this Agreement and related documents or negotiating its terms with the parties.

f.	Origination Fee. Borrower acknowledges and agrees that it is paying an origination fee to the Bank of Twenty-Thousand ($20,000.00) Dollars, which origination fee shall be due and paid in full upon closing of the Revolving Loan.

g.	Further Covenants. At all time that any part of the Revolving Loan remains unpaid, outstanding or available for advance, Borrower shall pay no quarterly dividend to shareholders unless all payments due on the Revolving Loan have been met.

h.	Revolving Loan Reduced to Zero Annually. The Borrower shall reduce the balance of the Revolving Loan to zero ($0.00) Dollars for a minimum of thirty (30) days in each calendar year that the Loan remains outstanding.

5.       Representations and Warranties. In consideration of this Agreement, the Borrower represents and warrants to the Bank as follows:

a.	Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its businesses, to own its property and to execute and deliver, and to perform all of its obligations under this Agreement, the Note and the Security Agreement.

b.	Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of this Agreement, the Note and the Security Agreement and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do and will not:

i.	require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign;

ii.	violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or to the Articles of Incorporation or Bylaws of the Borrower;

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iii.	result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which they or their properties may be bound or affected; or

iv.	result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

c.	Legal Agreements. This Agreement, the Security Agreement and the Note, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

d.	Financial Condition. The Borrower has previously furnished the following financial statements to the Bank: company prepared Fiscal Year ending December 31, 2016, and December 31, 2017. Such balance sheets and income statements fairly present the financial conditions of the Borrower on the dates thereof and the results of its operations for the periods then ended, and were prepared in accordance with generally accepted accounting principles.

e.	Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest financial statements referred to in paragraph 8(d).

f.	Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties, or operations of the Borrower.

g.	Federal Reserve System Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower will not directly or indirectly invest all or any part of the proceeds of the Loan in any security subject to the margin requirements of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or use all or any part of proceeds of the Loan to reduce or retire any indebtedness which was originally incurred to purchase any margin securities or for any other purpose which would violate any of the margin regulations of the Board of Governors of the Federal Reserve System.

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h.	Investment Company Act. Borrower is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

i.	Taxes. The Borrower has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower is required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due.

j.	Titles and Liens. The Borrower has good title to each of the properties and assets reflected in the latest balance sheet referred to in paragraph 8(d) above, free and clear of all mortgages, security interests, liens and encumbrances, except for mortgages, security interests and liens in favor of any senior lender or loan described in such financial statements and other covenants, restrictions, rights, and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted.

6.       Default and Termination. The obligations of the Bank to advance funds pursuant to the Revolving Loan shall automatically terminate without any notice should a petition be filed by or against the Borrower under the United States Bankruptcy Code. The Bank also retains the option to terminate its obligations pursuant to the Revolving Loan without any notice to the Borrower:

a.	If any default in the performance, or breach, of any covenant or agreement on the part of Borrower contained in this Agreement, the Note or the Security Agreement occurs.

b.	If the Borrower fails to pay when due any indebtedness, the Borrower may owe for money borrowed.

c.	If a garnishment summons or writ of attachment is issued against or served upon the Bank for the attachment of any of the Borrower’s property in the Bank's possession or any indebtedness owing to the Borrower.

d.	If the Borrower submits to the Bank any credit application or financial statement containing any information which shall prove to have been incorrect in any respect when made, or if any of the warranties, representations or covenants of the Borrower to the Bank herein or elsewhere shall prove to have been inaccurate in any material respect when made.

e.	If the Borrower ceases to be actively engaged in the business the Borrower is presently engaged in.
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f.	If adverse conditions develop at any time affecting the Borrower’s affairs, financial or otherwise, and the Bank in good faith determines that such adverse conditions impair the due and punctual payment of the Note or any future advances that might be made pursuant to the Revolving Loan.

7.       No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under the Security Agreement. The remedies herein and in the Security Agreement provided are cumulative and not exclusive of any remedies provided by law.

8.       Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Security Agreement or the Note or consent by the Borrower to any departure therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

9.       Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder and under the Security Agreement shall be in writing and mailed or delivered to the applicable party at its address indicated below:

If to the Borrower:

American Church Mortgage Company

10400 Yellow Circle Drive, #102

Minneapolis, MN 55343

If to the Bank:

Alerus Financial, N.A.

2330 South Columbia Road

Grand Forks, North Dakota 58201

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mail, addressed as aforesaid.

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10.       Binding Effect, Assignment. This Agreement and the Security Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Bank.

11.       Governing Law. This Agreement, the Note and the Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

12.       Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

13.       Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN CHURCH MORTGAGE

COMPANY, a Minnesota corporation

By: _________________________

Its: _President_________________

BANK:

ALERUS FINANCIAL, N.A.

By: _________________________

Its: _Market President__________

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